Exhibit 23.3

KPMG LLP	Telephone	(604) 691-3000
Chartered Accountants	Fax	(604) 691-3031
PO Box 10426 777 Dunsmuir Street	Internet	www.kpmg.ca
Vancouver BC V7Y 1K3
Canada

Consent of Independent Registered Public Accounting Firm

We consent to the use of our reports dated February 23, 2012, with respect to the consolidated statements of financial position of Minefinders Corporation Ltd. as of December 31, 2011, December 31, 2010 and January 1, 2010, and  the related consolidated statements of income and comprehensive income, changes in shareholders’ equity and cash flows for the years ended December 31, 2011 and December 31, 2010, and notes, comprising a summary of significant accounting policies and other explanatory information, and the effectiveness of internal control over financial reporting as of December 31, 2011, incorporated herein by reference in this Registration Statement on Form S-8.

/s/ KPMG LLP

Chartered Accountants

Vancouver, Canada

March 30, 2012

KPMG LLP is a Canadian limited liability partnership and a member firm of the KPMG network of independent member firms affiliated with KPMG International Cooperative
(“KPMG International”), a Swiss entity.
KPMG Canada provides services to KPMG LLP.